As filed with the Securities and Exchange Commission on June 7, 2006
File No. [•]-[•]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934
Assisted Living Concepts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	93-1148702
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
111 West Michigan Street Milwaukee, Wisconsin	53203
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(414) 908-8800
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered Class A Common Stock, $0.01 par value per share	Name of Each Exchange on which Each Class is to be Registered New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

SIGNATURE
EXHIBIT INDEX
Master Lease Agreement
Master Lease Agreement
Subsidiaries
Information Statement

Assisted Living Concepts, Inc.
Cross-Reference Sheet Between the Information Statement and Items of Form 10
Information Included in the Information Statement and Incorporated by Reference
into the Registration Statement on Form 10
Our Information Statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item
No.	Caption	Location in Information Statement
1.	Business	“Summary;” “Risk Factors;” and “Business”
1A.	Risk Factors	“Risk Factors”
2.	Financial Information	“Summary — Summary Combined Financial and Other Data;” “Capitalization;” “Selected Combined Financial Data;” “Unaudited Pro Forma Condensed Combined Financial Statements;” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
3.	Properties	“Business—Properties and Facilities”
4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership of Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	“Management”
6.	Executive Compensation	“Management”
7.	Certain Relationships and Related Transactions	“Our Separation from and Relationship with Extendicare After the Exchange”
8.	Legal Proceedings	“Business — Legal Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	“Summary;” “Risk Factors;” “The Exchange;” “Capitalization;” “Dividend Policy;” and “Description of Our Capital Stock”
10.	Recent Sale of Unregistered Securities	None
11.	Description of Registrant’s Securities to be Registered	“Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	“Description of Our Capital Stock”
13.	Financial Statements and Supplementary Data	“Summary — Summary Combined Financial and Other Data;” “Selected Combined Financial Data;” “Unaudited Pro Forma Condensed Combined Financial Statements;” “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and “Index to Financial Statements”
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None
15.	Financial Statements and Exhibits	“Index to Financial Statements;” and “Unaudited Pro Forma Condensed Combined Financial Statements”

(a) List of Financial Statements and Schedule.
The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:
•	Combined Financial Statements of Assisted Living Concepts, Inc. (a combination of the assisted living businesses in the United States owned by Extendicare, Inc.) (ALC or the Company) as of December 31, 2005 and 2004 and for the three-year period ended December 31, 2005, including Report of Independent Registered Public Accounting Firm.

•	Consolidated Financial Statements of Assisted Living Concepts, Inc. and subsidiaries (Historic ALC) as of December 31, 2004 and 2003 and for the three-year period ended December 31, 2005, including Report of Independent Registered Public Accounting Firm.

•	Unaudited Pro Forma Condensed Combined Financial Statements of Assisted Living Concepts, Inc.
Schedules have been omitted because the information required to be set forth therein is not applicable or the information is otherwise included in the Financial Statements or notes thereto.
(b) Exhibits. The following documents are filed as exhibits hereto:

Exhibit
Number	Exhibit Description
2.1	Arrangement Agreement, dated as of , between Extendicare Inc. and *.
2.2	Form of Separation Agreement, dated as of , between Assisted Living Concepts, Inc. and Extendicare Inc.*
3.1	Form of Amended and Restated Articles of Incorporation of Assisted Living Concepts, Inc.*
3.2	Form of Amended and Restated Bylaws of Assisted Living Concepts, Inc.*
4.1	Specimen Class A common stock certificate of Assisted Living Concepts, Inc.*
10.1	Form of Separation Agreement, dated as of , between Extendicare Inc. and Assisted Living Concepts, Inc. (filed under Exhibit No. 2.2 to this Form 10)
10.2	Form of Tax Allocation Agreement, dated as of , between Extendicare Inc. and Assisted Living Concepts, Inc.*
10.3	Form of Operating Lease pertaining to EHSI assisted living facilities*
10.4	Form of Purchase and Sale Agreement pertaining to EHSI assisted living facilities*
10.5	Master Lease Agreement (I) between LTC Properties, Inc. and Texas-LTC Limited Partnership , as Lessor, and Assisted Living Concepts, Inc. and Extendicare Health Services, Inc. as, Lessee, dated January 31, 2005.
10.6	Master Lease Agreement (II) between LTC Properties, Inc., as Lessor, and Assisted Living Concepts, Inc., Carriage House Assisted Living, Inc. and Extendicare Health Services, Inc., as Lessee, dated January 31, 2005.
21.1	Subsidiaries of Assisted Living Concepts, Inc.
99.1	Information Statement of Assisted Living Concepts, Inc., subject to completion, dated June 7, 2006

*	To be filed in a future amendment to this Form 10.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Assisted Living Concepts, Inc.

By:/s/ Laurie A. Bebo

Laurie A. Bebo
President and Chief Operating Officer
Dated: June 7, 2006

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
2.1	Arrangement Agreement, dated as of , between Extendicare Inc. and *.
2.2	Form of Separation Agreement, dated as of , between Assisted Living Concepts, Inc. and Extendicare Inc.*
3.1	Form of Amended and Restated Articles of Incorporation of Assisted Living Concepts, Inc.*
3.2	Form of Amended and Restated Bylaws of Assisted Living Concepts, Inc.*
4.1	Specimen Class A common stock certificate of Assisted Living Concepts, Inc.*
10.1	Form of Separation Agreement, dated as of , between Extendicare Inc. and Assisted Living Concepts, Inc. (filed under Exhibit No. 2.2 to this Form 10)
10.2	Form of Tax Allocation Agreement, dated as of , between Extendicare Inc. and Assisted Living Concepts, Inc.*
10.3	Form of Operating Lease pertaining to EHSI assisted living facilities*
10.4	Form of Purchase and Sale Agreement pertaining to ESHI assisted living facilities*
10.5	Master Lease Agreement (I) between LTC Properties, Inc. and Texas-LTC Limited Partnership , as Lessor, and Assisted Living Concepts, Inc. and Extendicare Health Services, Inc., as Lessee, dated January 31, 2005.
10.6	Master Lease Agreement (II) between LTC Properties, Inc., as Lessor, and Assisted Living Concepts, Inc., Carriage House Assisted Living, Inc. and Extendicare Health Services, Inc., as Lessee, dated January 31, 2005.
21.1	Subsidiaries of Assisted Living Concepts, Inc.
99.1	Information Statement of Assisted Living Concepts, Inc., subject to completion, dated June 6, 2006

*	To be filed in a future amendment to this Form 10.